Exhibit 1.1

Execution Version

NEWMARKET CORPORATION

(A Virginia corporation)

$400,000,000 2.700% Senior Notes due 2031

UNDERWRITING AGREEMENT

Dated: March 4, 2021

NEWMARKET CORPORATION

(A Virginia corporation)

$400,000,000 2.700% Senior Notes due 2031

UNDERWRITING AGREEMENT

March 4, 2021

BofA Securities, Inc.

J.P. Morgan Securities LLC

as Representatives of the several Underwriters

c/o    BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o    J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

NewMarket Corporation, a Virginia corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”), J.P. Morgan Securities LLC “J.P. Morgan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA and J.P. Morgan are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in such Schedule A of the Company’s 2.700% Senior Notes due 2031 (the “Notes”).

The Notes will be issued pursuant to an indenture, dated as of March 18, 2021 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and DTC.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the 1933 Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-253774) covering the public offering and sale of certain securities of the Company, including the Notes, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the

“Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of the Registration Statement with respect to the Notes within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Notes in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 2:55 P.M., New York City time, on March 4, 2021 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to prospective investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Notes that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities 1934 Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

This Agreement, the Indenture and the Notes are referred to herein, collectively, as the “Operative Documents.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Notes have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, and each preliminary prospectus and the Prospectus are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the General Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the second sentence of the fourth paragraph, the first sentence of the fifth paragraph, the third sentence of the seventh paragraph and the first and second sentences of the tenth paragraph, each under the caption “Underwriting,” in each case, contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

Any offer that is a written communication relating to the Notes made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 of the 1933 Act Regulations (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163(c) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163(c).

(iv) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed on Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule C hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

(v) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(vi) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(vii) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(viii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(ix) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) No Material Adverse Change. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given therein, (A) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(xi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has all corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, the Operative Documents. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect (A) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) on the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in, the Operative Documents (each, a “Material Adverse Effect”). The Company has furnished to the Representatives complete and correct copies of its charter and by-laws or similar organizational documents and all amendments thereto, and no change thereto is contemplated or has been authorized or approved by the Company or its securityholders.

(xii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary or any other entity. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(xiii) Capitalization. The authorized and issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(xvi) Authorization and of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(xvii) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to the Underwriting Agreement.

(xix) Accuracy of Statements. The statements in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Notes,” “Description of the Debt Securities” and “Material United States Federal Income Tax Considerations,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(xx) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Authority”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Operative Documents have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xxi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which could, singly or in the aggregate, result in a Material Adverse Effect.

(xxii) Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Authority now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could, singly or in the aggregate, result in a Material Adverse Effect.

(xxiii) Accuracy of Contracts; Filing of Exhibits. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are complete and accurate in all material respects. There are no contracts, instruments or other documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by the Company of its obligations under the Operative Documents, in connection with the offering, issuance or sale of the Notes or the consummation of the transactions contemplated in the Operative Documents, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse Effect.

(xxvi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvii) Possession of Intellectual Property. The Company and its subsidiaries own or possess adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets, methods, processes and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them. Neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or violation of asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, in each case, which infringement, misappropriation or violation, if the subject of an unfavorable decision, ruling or finding, or invalidity or inadequacy, could, singly or in the aggregate, result in a Material Adverse Effect.

(xxviii) Payment of Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would, singly or in the aggregate, result in a Material Adverse Effect.

(xxix) Insurance. The Company and the subsidiaries of the Company are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. All material policies of insurance insuring the Company and any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and, except as would not have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew their respective existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary to conduct their respective businesses as now conducted and at a cost that would not have a Material Adverse Effect..

(xxx) [Reserved.]

(xxxi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively,

“Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company and based on the Company’s established systems for managing its and its subsidiaries’ liabilities under Environmental Laws and/or regarding Hazardous Materials, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus: (y) There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a Governmental Authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed; and (z) neither the Company nor any of its subsidiaries anticipates incurring material capital expenditures for environmental control facilities in the current fiscal year or any other material subsequent period.

(xxxii) [Reserved.]

(xxxiii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries, on a consolidated basis, maintain internal controls over financial reporting (as defined under Rule 13-a15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and is prepared in accordance with the Commission’s rules and guide-lines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxv) ERISA Compliance. (a) Each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations; (b) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any Plan; (c) for each Plan that is subject to the funding rules of Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 302 of ERISA, no Plan has failed, or is reasonable expected to fail, to satisfy the minimum funding standards applicable to such Plan; (d) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); (e) no non-exempt prohibited transaction, within the meaning of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; and (f) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except in each case with respect to the events or conditions set forth in (a) through (f) hereof, as would not individually or in the aggregate, have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code, of which the Company or such subsidiary is a member.

(xxxvi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvii) Absence of Manipulation. Neither the Company nor any subsidiary or other affiliate of the Company has taken, nor will the Company or any such subsidiary or other affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xxxviii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”) or (iii) any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxix) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xl) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or Representatives of the Company or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of comprehensive country or territory-wide Sanctions broadly restricting commercial activities with the country or territory, including, as of the date of this Agreement Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions to the extent such activity or business would be in violation of applicable Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of applicable Sanctions.

(xli) Cybersecurity. Except as would not reasonably be expected to result in a Material Adverse Effect, (A) the Company and its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, databases, equipment and technology (“IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (B) there has been no security breach or incident, unauthorized access or disclosure, or other violation or compromise of or relating to the Companies’ or its subsidiaries’ IT Systems and data (including the data and information of their respective customers, employees, suppliers, vendors and any third party data collected, maintained, processed, used, transmitted or stored by the Company and its subsidiaries, and any such data collected, maintained, processed, used, transmitted or stored by third parties on behalf of the Company and its subsidiaries (collectively, “IT Systems and Data”) and (C) neither the Company nor its subsidiaries have been notified of, and have no knowledge of, any event or condition that could result in any security breach, outage, incident unauthorized access, violation or other compromise to or disclosure of their IT Systems and Data. The Company and its subsidiaries have implemented reasonable and appropriate controls, policies, procedures, and technological safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of their IT Systems and Data used in connection with their businesses. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) The Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 98.113% of the principal amount thereof, plus accrued interest, if any, from March 18, 2021 to the Closing Time (as defined below) hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A.

(b) The Closing Time. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Ave., New York, NY 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on March 18, 2021 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

(c) Public Offering of the Notes. The Representatives hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Applicable Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made to the Company at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Time, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Time and shall be made available for inspection on the business day preceding the Closing Time at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Notes shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by this Section 3, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(c) Filing or Use of Amendments or Supplements. The Company has given the Representatives written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Representatives written notice of its intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Notes is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Notes and (ii) the Closing Time, and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Notes, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify or register the Notes for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Restriction on Sale of Notes. During the period commencing on the date hereof and ending at the Closing Time, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the Representatives’ discretion), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Notes or any securities that are substantially similar to the Notes, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Notes or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any Notes or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Notes to be sold hereunder.

(j) Reporting Requirements. The Company, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements of, the 1934 Act and 1934 Act Regulations.

(k) Final Term Sheet. The Company will prepare a final term sheet (a “Final Term Sheet”) containing only a description of the final terms of the Notes and their offering, in forms approved by the Underwriters and attached as Schedule D hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(m) hereof. The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Notes remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form and substance satisfactory to the Underwriters. If, at the Renewal Deadline, the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Notes, in a form and substance satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representatives in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Notes to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(a) Eligibility of Automatic Shelf Registration Statement Form. If at any time when Notes remain unsold by the Underwriters the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives in writing, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Notes, in a form and substance satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(b) Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(c) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

(d) DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance, settlement and trading through the facilities of DTC.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) all costs and expenses incurred in connection with the preparation and execution of the Operative Documents and the DTC Agreement, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Notes, (ix) any fees payable in connection with the rating of the Notes by the rating agencies, (x) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (xi) the fees and expenses of making the Notes eligible for clearance, settlement and trading through the facilities of DTC, (xii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii), (xiv) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xv) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 7 and 9(a) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e). Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the

1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of McGuire Woods LLP, counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters reasonably requested by the Representatives. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other Representatives of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) No Objection. If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Notes.

(h) No Important Changes. Since the execution of this Agreement, (i) in the judgment of the Representatives, since the date hereof or the respective dates of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Change, (ii) there shall not have been any change or decrease specified in the letter or letters referred to in Section 5 (f) hereof which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes and (iii) there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Ratings Letters. At the time of execution of this Agreement, the Company shall have delivered to the Representatives letters from Moody’s, S&P Global Ratings and Fitch Ratings assigning a rating to the Notes of Baa2, BBB+ and BBB, respectively.

(j) Clearance, Settlement and Trading. Prior to the Closing Time, the Company and DTC shall have executed and delivered the Letter of Representations, dated the Closing Time, and the Notes shall be eligible for clearance, settlement and trading through the facilities of DTC.

(k) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (each, a “Governmental Authority”), commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by BofA), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by BofA, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Notes.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Virginia authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, care of BofA Securities, Inc. at 1540 Broadway, NY8-540-26-02, New York, New York 10036, Attn: High Grade Transaction Management/Legal, fax (646) 855-5958 and J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attn: Investment Grade Syndicate Desk, fax: (212) 834-6081; and notices to the Company shall be directed to it at 330 South Fourth Street, Richmond, Virginia 23219, attention of Treasurer, with a copy to the Vice President and General Counsel, and a copy, which shall not constitute notice, to McGuireWoods LLP, 800 East Canal Street, Richmond, Virginia 23219, Attn: Katie DeLuca and Hannah Frank.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with the offering of the Notes and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Notes or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company with respect to the offering of the Notes except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Notes and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction.Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 23. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement shall not become effective until the execution of this Agreement by the parties hereto. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the 1933 Act and the 1934 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

NEWMARKET CORPORATION

By:	/s/ Brian D. Paliotti
Title: Chief Financial Officer and Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Laurie Campbell
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$128,000,000
J.P. Morgan Securities LLC	$120,000,000
Wells Fargo Securities, LLC	$28,000,000
Citigroup Global Markets Inc.	$28,000,000
U.S. Bancorp Investments, Inc.	$28,000,000
DBS Bank Ltd.	$28,000,000
TD Securities (USA) LLC	$16,000,000
BNP Paribas Securities Corp.	$16,000,000
PNC Capital Markets LLC	$4,000,000
Citizens Capital Markets, Inc.	$4,000,000

Total	$400,000,000

Sch A

SCHEDULE B

Issuer Free Writing Prospectuses

1.	Final Term Sheet for the Notes

Sch B

SCHEDULE C

Electronic Road Shows and Other Written Communications

1.	NewMarket Fixed Income Investor Presentation, March 2021

Sch C

SCHEDULE D

NEWMARKET CORPORATION

FINAL TERM SHEET

March 4, 2021

$400,000,000 2.700% Senior Notes due 2031

Issuer:	NewMarket Corporation

Ratings:*	[Intentionally Omitted]

Principal Amount:	$400,000,000

Maturity:	March 18, 2031

Coupon (Interest Rate):	2.700%

Yield to Maturity:	2.843%

Spread to Benchmark Treasury:	130 basis points

Benchmark Treasury:	1.125% due February 15, 2031

Benchmark Treasury Price and Yield:	96-05;1.543%

Interest Payment Dates:	Semi-annually on March 18 and September 18 of each year, commencing on September 18, 2021

Optional Redemption:

At any time prior to December 18, 2030 (three months prior to their maturity date), the Notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

•  100% of the principal amount of the Notes to be redeemed; and

•  the sum of the present values of the Remaining Scheduled Payments thereon that would be due if the Notes matured on the Par Call Date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to the date of redemption.

Sch D

Commencing on December 18, 2030 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the Notes, in whole, or from time to time in part, at the option of the Company at any time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to the redemption date.

Price to Public:	98.763%

Trade Date:	March 4, 2021

Settlement Date:

March 18, 2021 (T+10)

It is expected that delivery of the notes will be made against payment therefor on or about March 18, 2021, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Day Count Convention:	30/360

CUSIP Number:	651587 AG2

ISIN Number:	US651587AG29

Book-Running Manager(s):	BofA Securities, Inc. J.P. Morgan Securities LLC

Senior Co-Managers:	Wells Fargo Securities, LLC Citigroup Global Markets, Inc. U.S. Bancorp Investments, Inc. DBS Bank Ltd.

Sch D

Co-Managers:	TD Securities (USA) LLC BNP Paribas Securities Corp. PNC Capital Markets LLC Citizens Capital Markets, Inc.

*Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, BofA Securities, Inc. can arrange to send you the prospectus if you request it by calling or e-mailing BofA Securities, Inc. toll-free at 1-800-294-1322 or dg.prospectus_requests@bofa.com or J.P. Morgan Securities LLC collect at (212) 834-4533.

Sch D

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.

The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia. The Company has full corporate power and authority to conduct its business as described in the Preliminary Prospectus and the Prospectus.

2.

The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each Subject Document[1] and has taken all necessary corporate action to authorize the execution, delivery and performance thereof.

3.	To the extent governed by Applicable Law[2], the Company has duly executed and delivered each Subject Document to which it is a party.

4.

The Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Notes evidenced by the Global Note are in the form prescribed in or pursuant to the Indenture and, when authenticated as specified in or pursuant to the Indenture and issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute the valid and binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable against the Company in accordance with their terms.

5.

Neither the execution and delivery by the Company of any Subject Document to which it is a party, nor the performance by the Company of its obligations thereunder (including the issuance, authentication, sale and delivery of the Notes): (a) violates any provision of the Organizational Documents of the Company; (b) violates any statute, rule or regulation of Applicable Law that, in each case, is applicable to the Company; or (c) violates, results in any breach of any of the terms of, or constitutes a default under, any Reviewed Document[3] or results in the creation or imposition of any lien, security interest or other encumbrance (except as contemplated by the Subject Documents) upon any assets of the Company pursuant to the terms of any Reviewed Document.

6.

No consent, approval or authorization of, or filing with, any governmental authority of the State of New York, the Commonwealth of Virginia or the United States pursuant to any statute or regulation of Applicable Law or any court acting pursuant to Applicable Law that, in each case, is applicable to the

[1]	Defined as the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Global Note.
[2]	Defined as the laws of the Commonwealth of Virginia, the laws of the State of New York and the federal laws of the United States of America
[3]

Defined as: as any Material Contracts and, as identified on a schedule to a certificate from an officer of the Company, (i) any other indentures, mortgages, deeds of trust, bonds, notes, security or pledge agreement, guarantees, loan or credit agreements or other agreements or instruments to which the Company is a party, in each case which relate to the borrowing of money, the guaranty of indebtedness of other persons or entities or the creation of liens or security interests to secure indebtedness and which purport to affect the ability of the Company to undertake and perform its obligations under the Underwriting Agreement or any other Subject Document and (ii) all orders, writs, injunctions, decrees or judgments of any court or other governmental authority to which the Company is or may be subject.

“Material Contracts” means (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument which is filed as Exhibit 1, 2, 4 or 10 (other than management contracts or compensatory plans or arrangements) under Item 601 of Regulation S-K to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Company is required for the due execution and delivery by the Company of the Subject Documents or the performance by the Company of its obligations thereunder (including the issuance and sale of the notes), except (a) in each case as have been previously made or obtained, (b) filings under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (c) filings, consents or approvals as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange and (d) filings, consents or approvals under applicable state or foreign securities laws (including Blue Sky laws).

7.

The Registration Statement has become effective under the Securities Act; any required filing of a Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule; based solely on our review of the SEC’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement has been issued; and to our knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering, issuance and sale of the Notes under the Underwriting Agreement is pending or threatened by the SEC.

8.

The Registration Statement, when it became effective, and the Preliminary Prospectus and the Prospectus, each as of its date and as of the date hereof (except the financial statements and related footnotes, financial statement schedules, any pro forma financial information and schedules and other financial or accounting data contained or incorporated by reference in or omitted from the Registration Statement, the Preliminary Prospectus and the Prospectus, or reports on the effectiveness of internal control over financial reporting, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder.

9.

The statements set forth under the caption “Description of the Debt Securities” in the Base Prospectus, the caption “Description of Notes” in the Time of Sale Information and the Prospectus, and in Item 15. Indemnification of Directors and Officers in the Registration Statement, insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, constitute, as of the respective dates of the filings of the Registration Statement, the Time of Sale Information and the Prospectus with the SEC, accurate summaries of such laws and documents in all material respects. The Underwriting Agreement, the Notes, and the Indenture conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the Prospectus.

10.

The statements set forth in the Prospectus and the Time of Sale Information under the caption “ Material United States Federal Income Tax Considerations,” subject to the limitations, qualifications and assumptions set forth therein, and insofar as they purport to describe provisions of United States federal income tax laws or legal conclusions with respect thereto, constitute an accurate summary of the matters discussed therein in all material respects.

11.	The Indenture has been qualified under the Trust Indenture Act.

12.

The Company is not, and after giving effect to the offering and sale of Notes and the application of proceeds thereof as described in the Prospectus will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Exhibit A

Form of 10b-5 Letter:

In our capacity as such counsel, we have examined the Registration Statement (File No. 333-253774), the Pricing Disclosure Package and the Prospectus, and participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company, representatives of the Underwriters and counsel to the Underwriters, during which the Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except to the extent expressly set forth in paragraphs 9 or 10 of our opinion letter addressed to you of even date herewith), and we have not undertaken to verify independently the accuracy of any such factual matters (except as aforesaid). Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature.

Based on and subject to the foregoing, on the basis of the information we gained in the course of performing the services referred to above, nothing has come to our attention that leads us to believe that (i) the Registration Statement, as of March 4, 2021, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of the date of the final prospectus supplement referred to in the Underwriting Agreement and as of the date hereof, contains or contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we have not undertaken to verify independently any of such factual matters (except to the extent expressly set forth in paragraphs 9 or 10 of our opinion letter addressed to you of even date herewith), are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except as aforesaid), and we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes and other financial or accounting data or information or assessments of or reports on the effectiveness of internal control over financial reporting or the Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

The foregoing assurance is provided on the basis that, except as otherwise provided in Section 3(b) of the Underwriting Agreement with respect to the Pricing Disclosure Package, any statement contained in a document incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus (the “Incorporated Document”) will be deemed not to be contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

This letter is furnished only to you and for your benefit as representatives of the Underwriters in connection with the issuance and sale by the Company of the Notes pursuant to the Underwriting Agreement. This letter and the statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention. This letter and the statements herein may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purpose whatsoever without our prior written consent.